                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 28, 1999
                                                  ---------------------------


                 Genesys Telecommunications Laboratories, Inc.
                 ---------------------------------------------
            (Exact name of registrant as specified in its charter)

     California                                        000- 22605                                          94-3120525
- ---------------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction                          (Commission                                        (IRS Employer
of incorporation)                                      File Number)                                      Identification No.)

                             1155 Market Street, 11/th/ Floor, San Francisco, CA                              94103
- -----------------------------------------------------------------------------------------------------------------------------
                                 (Address of principal executive offices)                                    (Zip Code)

Registrants telephone number, including area code:  (415) 437-1100
                                                    --------------------------------------------------------------------------

______________________________________________________________________________
         (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

     (b) On September 27, 1999, Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Alcatel, a company organized under the laws of France ("Alcatel"), pursuant to which Alcatel has agreed to acquire Genesys (the "Acquisition"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Acquisition will be effected through the issuance of 1.667 American Depositary Shares of Alcatel (the "ADSs"), each of which ADS represents one-fifth of a share, nominal value 10 Euros per share of Alcatel, in exchange for each share of common stock of Genesys outstanding immediately prior to the consummation of the Acquisition, subject to the collar provision described below. The exchange ratio is subject to a collar such that the value provided to each Genesys share, based on the 10 day trading average ADS price for the period ending 2 trading days prior to Genesys' shareholder meeting, shall not exceed $55.00 or be less than $45.00. Alcatel will have the option to pay $45.00 in cash per share if such trading average ADS price does not exceed $24.00. Alcatel will also assume Genesys' stock options outstanding at the effective date of the Acquisition, based on such exchange ratio. The amount of such consideration was determined based upon arm's-length negotiations between Alcatel and Genesys. The Merger Agreement also provides for the payment by Genesys to Alcatel under certain circumstances of a fee of $45 million in the event the Merger Agreement is terminated.

     Unless Alcatel exercises its option to pay cash instead of exchanging stock, the Acquisition is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a French pooling of interests. The consummation of the Acquisition is subject to the satisfaction of certain conditions, including certain regulatory approvals and the approval of the shareholders of Genesys. In connection with the Acquisition, certain affiliates of Genesys have agreed to vote in favor of approval of the Acquisition pursuant to the Voting Agreement attached hereto as
Exhibit 2.2.

     A copy of the press release announcing the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     This document may include forward-looking statements within the meaning of Safe Harbor provisions of the U.S. federal securities laws. These statements are based on current expectations, estimates and projections about the general economy and Alcatel's and Genesys' lines of business and are generally identifiable by statements containing words such as "expects," "believes," "estimates," or similar expressions. Statements related to the future performance involve certain assumptions, risks and uncertainties, many of which are beyond the control of Alcatel or Genesys, and include, among others, foreign and domestic product and price competition, cost effectiveness, changes in governmental regulations, general economic and market conditions in various geographic areas, interest rates and the availability of capital. Although Alcatel and Genesys believe their respective expectations reflected in any such forward-looking statements are based upon reasonable assumptions, they can give no assurance that those expectations will be achieved.

Item 7. Financial Statements and Exhibits.

        (c)   Exhibits.
              --------

        2.2 Agreement and Plan of Merger and Reorganization dated as of September 27, 1999 by and among Alcatel, Eden Merger Corp. and Genesys Telecommunications Laboratories, Inc. (excluding exhibits).

        2.3 Voting Agreement dated as of September 27, 1999 by and among Alcatel, Ori Sasson, Gregory Shenkman, Alec Miloslavsky and Bruce Dunlevie.

        99.1 Press Release dated September 28, 1999.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 29, 1999          GENESYS TELECOMMUNICATIONS
                                    LABORATORIES, INC.


                                    /s/ Richard C. DeGolia
                                    --------------------------
                                    Name

                                    Senior Vice President
                                    --------------------------
                                    Title

                               INDEX TO EXHIBITS


     Exhibit
     Number         Description of Document
     ------         -----------------------

     2.2 Agreement and Plan of Merger and Reorganization dated as of September 27, 1999 by and among Alcatel S.A., Eden Merger Corp., and Genesys Telecommunications Laboratories, Inc. (excluding exhibits).

     2.3 Voting Agreement dated as of September 27, 1999 by and among Alcatel, Ori Sasson, Gregory Shenkman, Alec Miloslavsky and Bruce Dunlevie.


     99.1   Press Release dated September 28, 1999.